Exhibit 10.1

MASTER MORTGAGE LOAN SALE AGREEMENT

between

OCWEN LOAN SERVICING, LLC

Seller

and

ALTISOURCE RESIDENTIAL, L.P.

Purchaser

Dated as of February 14, 2013

MASTER MORTGAGE LOAN SALE AGREEMENT
This Master Mortgage Loan Sale Agreement (the “Agreement”) is entered into as of February 14, 2013 by and between OCWEN LOAN SERVICING, LLC, having an office at 1661 Worthington Road, Centrepark West, Suite 100, West Palm Beach, Florida 33409 (the “Seller”) and ALTISOURCE RESIDENTIAL, L.P., having an office at c/o Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, USVI 00840-3531 (the “Purchaser”).
Seller desires to sell, from time to time, to Purchaser and Purchaser desires to purchase, from time to time, from Seller, without recourse, on terms and conditions described below, (a) certain first lien, fixed and adjustable rate mortgage loans which may be non-performing mortgage loans or mortgage loans that are current (the “Loans”), each secured by a mortgage, deed of trust, security deed, or any other instrument which constitutes a lien (the “Mortgage”) on residential real property (the “Mortgaged Property”), securing payment by a borrower (the “Mortgagor) of a promissory note (the “Mortgage Note”) and any modification thereto and (b) certain mortgage loans secured by Cooperative Shares (as defined on Exhibit A) and the related Proprietary Lease (as defined on Exhibit A) conferring exclusive occupancy rights to a cooperative apartment (the “Cooperative Loans;” collectively with Loans, the “Mortgage Loans”). The Mortgage Loans shall be sold to Purchaser on a servicing released basis and shall be delivered to Purchaser or its designee in groups of whole loans (each such group, a “Mortgage Loan Package”) on various dates as provided in the related Confirmation (each, a “Closing Date”) subject to the terms of Section 4. For purposes of this Agreement, “Confirmation” shall mean, with respect to any Mortgage Loan Package purchased and sold on any Closing Date, the trade confirmation between Purchaser and Seller (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by Purchaser on such Closing Date, which shall be in the form of Exhibit B attached hereto. A Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.
Seller and Purchaser, in consideration of the premises and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
SECTION 1. Agreement to Purchase; Assignment of Rights.
On the related Closing Date, Seller agrees to sell, and Purchaser agrees to purchase, on the terms and conditions stated herein, certain Mortgage Loans having an aggregate principal balance as of the date set forth in the related Confirmation (the “Cut-off Date”) in an amount as set forth in the related Confirmation (the “Cut-off Date Principal Balance”), or in such other amount as agreed by Purchaser and Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by Purchaser on the related Closing Date and as set forth in the related pricing letter (the “Pricing Letter”), which shall be in the form of Exhibit C attached hereto. Each such conveyance shall include, without limitation, all servicing rights and the right to all payments of interest, principal, penalties, fees, charges and other amounts received or receivable in respect of the Mortgage Loans after the related Cut-off Date, together with all of Seller's right, title and interest in and to the loan documents and such other documents set forth on Exhibit D hereto (the “Mortgage Files”), and any and all proceeds of the foregoing.
Any Mortgage Loan which, after the Closing Date but prior to the related Servicing Transfer Date (i) has been modified, (ii) is in the process of being modified, (iii) becomes eligible for a HAMP modification or (iv) is in process of being repurchased from Seller by a third party, shall be, at Seller's option, removed from the purchase hereunder and retained by Seller.

As additional consideration for the purchase of Mortgage Loans by Purchaser, on each Closing Date, Seller assigns all of its rights under the Master Mortgage Loan Sale Agreement, dated as of December 11, 2012 by and between CitiMortgage, Inc. and Seller with respect to the Mortgage Loans as of each applicable Closing Date. If deemed necessary or advisable by Seller and Purchaser, Seller and Purchaser shall enter into an assignment agreement on each applicable Closing Date to effect any such assignment.
SECTION 2. Mortgage Loan Schedule.
Seller and Purchaser hereby agree that the Mortgage Loans to be purchased under this Agreement on each Closing Date shall be the Mortgage Loans identified in the schedule (the “Mortgage Loan Schedule”) attached as Schedule 1 to the related Pricing Letter.
SECTION 3. Purchase Price; Payments; Delivery of Mortgage Files.

(a)
Unless otherwise set forth in the related Confirmation or Pricing Letter, the purchase price for the Mortgage Loans to be paid on the related Closing Date (the “Purchase Price”) shall be an amount equal to the product of the current balance of each Mortgage Loan as of the Cut-Off Date and the related purchase price percentage as set forth in the related Confirmation (each, a “Purchase Price Percentage”).

(b)
Purchaser shall be entitled to all payments of principal and interest and other recoveries on the Mortgage Loans received on and after the related Cut-off Date. In the event the Mortgagor has provided “not sufficient funds” on any payments made prior to Cut-off Date that would change the Cut-off Date Principal Balance, Purchaser shall, upon notice from Seller, reimburse to Seller the “not sufficient funds” amount.

(c)
Seller shall hold all Mortgage Files for the Mortgage Loans being sold hereunder for the benefit of Purchaser until Purchaser directs Seller in writing to deliver such Mortgage Files to Purchaser or its designee. Seller shall promptly deliver the Mortgage Files to Purchaser or its designee only with respect to each Mortgage Loan for which a written instruction is given. For Mortgage Loans for which Purchaser has not given written delivery instructions, Seller shall continue to hold such Mortgage Files for the benefit of Purchaser until Purchaser provides written instructions to deliver them to Purchaser or its designee.

(d)
In the event the Purchase Price is miscalculated or there is an error in amounts remitted under Exhibit E (i) all parties shall cooperate in correcting errors; (ii) the party discovering the error shall immediately notify the other party; and (iii) funds shall be issued to the party shorted by the error within ten (10) business days after notice thereof.

SECTION 4. Closing.
The closing of the purchase and sale of the Mortgage Loans identified on the Mortgage Loan Schedule shall take place on the related Closing Date.
The obligation of Purchaser to purchase and Seller to sell the Mortgage Loans as contemplated by this Agreement shall be subject to each of the following conditions:

(a)	all of the representations and warranties under this Agreement shall be true and correct in all material respects as of the related Closing Date;

(b)	the parties shall have received fully executed copies of this Agreement (for the initial closing only) and the related Confirmation and the related Pricing Letter; and

(c)	all other terms and conditions of this Agreement shall have been complied with in all material respects.
Subject to the foregoing conditions, Purchaser shall pay to Seller on the related Closing Date the Purchase Price by wire transfer of immediately available funds to the account designated in writing by Seller. Seller shall advise Purchaser in writing at least one (1) business day prior to the related Closing Date of the account to which such funds are to be wired.
Purchaser is in the process of establishing a Delaware Trust (the “Trust”) to hold the Mortgage Loans for the economic interest of Purchaser. On each applicable Closing Date, the Mortgage Loans purchased pursuant to this Agreement will continue to be held by Seller for the benefit of Purchaser with all economic benefit of such Mortgage Loans inuring to the benefit of Purchaser. Seller shall hold such Mortgage Loans until such time as it is directed in writing by Purchaser to deliver such Mortgage Loans (i) into the Trust and/or (ii) to Purchaser or a designee of Purchaser provided in writing by Purchaser.
SECTION 5. Representations, Warranties and Covenants of Seller.
Seller represents and warrants to, and covenants with, Purchaser that as of the related Closing Date:

(a)
Seller is duly organized, validly existing and in good standing under the laws of the State of its organization with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Seller is duly qualified and in good standing in all jurisdictions where it is required to be qualified, except where the failure to be qualified is not material. Seller has taken all actions required to authorize its execution, delivery and performance of this Agreement;

(b)
It has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement. Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c)
Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any material term or provision of, or conflict with or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject;

(d)
To Seller's knowledge, there is no action, suit or proceeding pending or threatened against Seller in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement or performing any of its obligations under or pursuant to this Agreement; (f) Seller is the sole owner of and has good and marketable title to the Mortgage Loans, free and clear of any and all rights (including participation rights of any other lender), claims, liens and other interests of any person, except, with respect to the related Mortgaged Property, (i) the lien of the current real property taxes and assessments; (ii) covenants, conditions and restrictions, rights of way, easements and other similar matters of public record of a type acceptable to lending institutions generally or referred to in the title insurance policy or title opinion issued in connection with the original loan made with respect to the Mortgaged Property; (iii) zoning and other land use restrictions and ordinances, (iv) the related Mortgage and a prior mortgage to the extent specifically disclosed on the Mortgage Loan Schedule, (v) any state of facts an accurate survey might show, (vi) second mortgages and lines of credit on the Mortgage Properties to the extent specifically disclosed on the Mortgage Loan Schedule; and (vii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage; and

(g)
Seller shall bear the cost of any fees or commissions due to a broker or anyone else engaged by or on behalf of Seller who might be entitled to any such fee or commission in connection with the transactions contemplated herein.

(h)
All of the Additional Trade Stipulations set forth in Schedule II of the Form of Confirmation provided as Exhibit B to this Agreement are true and accurate as of each applicable Closing Date and such Additional Trade Stipulations are incorporated herein by reference.

SECTION 6. Representations, Warranties and Covenants of Purchaser.
Purchaser represents and warrants to, and covenants with, Seller that as of the related Closing Date (or such other date as might be specified herein):

(a)
Purchaser is duly organized, validly existing and in good standing under the laws of the State of its organization with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Purchaser is duly qualified and in good standing in all jurisdictions where it is required to be qualified, except where the failure to be qualified is not material. Purchaser has taken all actions required to authorize its execution, delivery and performance of this Agreement;

(b)
Subject to parties' compliance with the terms of Section 4 of this Agreement concerning delivery and holding of Mortgage Loans, the execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of Purchaser or (B) any provision of any law or regulation to which Purchaser is subject or (ii) conflict with, or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of its assets or property. Subject to the parties' compliance with the terms of Section 4 of this Agreement concerning delivery and holding of Mortgage Loans, Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement;

(c)	There is no action, suit or proceeding pending or, to the best of Purchaser's knowledge, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into this Agreement or performing any of its obligations under, or pursuant to, this Agreement;

(d)
This Agreement constitutes the valid, binding and legal obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights in general and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(e)
Purchaser is a sophisticated investor and its bid and decision to purchase the Mortgage Loans are based upon its own independent evaluations of the Mortgage Files and other materials made available by Seller and deemed relevant by Purchaser and its agents. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller or any of its respective employees, affiliates, agents or representatives, other than the representations and warranties of Seller contained herein. Purchaser further acknowledges that no employee or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the foregoing, Purchaser acknowledges that, except as specifically set forth in Section 7 of this Agreement, Seller has made no representations, warranties or covenants as to the Mortgage Loans (including without limitation, the value, marketability, condition or future performance thereof, the existence of leases or the status of any tenancies or occupancies with respect thereto, the applicability of any rent control or rent stabilization laws on the compliance or lack of compliance thereof with any laws (including without limitation, environmental, land use or occupancy laws));

(f)
Purchaser acknowledges that, except as specifically set forth in Section 7(h) of this Agreement, Seller makes no warranty or representation, express or implied, or arising by operation of law with respect to the environmental or physical condition of such Mortgaged Properties, including, but not limited to, any warranty of condition, habitability, merchantability, or fitness for a particular purpose of the Mortgaged Properties or any portion thereof,. Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as, to, or concerning the manner of construction or condition or state of repair or lack of repair of any improvements located thereon;

(g)
Purchaser has had the opportunity to conduct such due diligence review and analysis of the due diligence materials (including, but not limited to the Mortgage Loan documents, the Mortgage Files and related information), as Purchaser deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Mortgage Loans. Purchaser acknowledges that it has had the opportunity to conduct legal, on-site and other appropriate due diligence as to each Mortgage Loan. Purchaser is aware of the level of, and form of documentation with respect to, each Mortgage Loan and, subject to Section 3(c) hereof, takes each Mortgage Loan and the related Mortgage File, respectively, with the knowledge that such documentation may be incomplete;

(h)
Purchaser acknowledges and agrees that Seller, except as specifically set forth in Section 7 of this Agreement, has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of Mortgage Loan documents, Mortgage Files, or any information or documents made available to Purchaser or its counsel, accountants or advisors in connection with the Mortgage Loans and, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Mortgage Loans is sold, transferred, assigned and conveyed to Purchaser on an “AS IS, WHERE IS” basis, “WITH ALL FAULTS;”

(i)
With respect to Mortgage Loans which are sixty (60) or more days delinquent as of the Cut-off Date, Purchaser acknowledges and agrees that it has been made aware of the physical condition and state of repair of the Mortgaged Properties by Seller and/or as provided in the due diligence materials received by Purchaser and has inspected the Mortgaged Properties to the extent it has deemed necessary and agrees to purchase such Mortgage Loans taking into account the related properties in their “as is” condition “with all faults” as of the date hereof;(j) Purchaser acknowledges that the Mortgage Loans (including the loan documents) may have limited or no liquidity and Purchaser has the financial wherewithal to own the Mortgage Loans and the loan documents for an indefinite period of time and to bear the economic risk of an outright purchase of the Mortgage Loans and the loan documents and a total loss of the Purchase Price for the Mortgage Loans;

(k)
Purchaser shall bear the cost of any fees or commissions due to a broker or anyone else engaged by or on behalf of Purchaser who might be entitled to any such fee or commission in connection with the transactions contemplated herein;

(l)
Purchaser is outsourcing its servicing of the Mortgage Loans to a third party servicer (the “Purchaser's Servicer”). Purchaser's Servicer is, and shall be on the related Servicing Transfer Date, participating in the Home Affordable Modification Program (March 2009) issued by U.S. Department of the Treasury pursuant to Section 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified (“HAMP”). Pursuant to the terms of the servicing agreement between Purchaser and Purchaser's Servicer, Purchaser's Servicer is participating in HAMP and the HOPE NOW programs and will make HAMP available to all applicable mortgagors of the Mortgage Loans. Purchaser's Servicer has informed Purchaser that it will abide by the modification terms of any Mortgage Loan that has been modified, including trial modifications, prior to the Servicing Transfer Date and will continue to process any Mortgage Loan modifications that are in process as of the Servicing Transfer Date in accordance with the terms of such Mortgage Loan and, if applicable, with all requirements of HAMP. With respect to Mortgage Loans which are sixty (60) or more days delinquent as of the Closing Date or the Servicing Transfer Date, Purchaser confirms that Purchaser's Servicer is obligated to modify each such Mortgage Loan either (1) in accordance with any pending modification offers or (2) to the extent eligible, in accordance with HAMP including all reporting required thereunder and, further, will enter any necessary agreements with Seller and Fannie Mae, as agent for the United States Treasury, with respect to such Mortgage Loans;

(m)	Purchaser shall perform a bankruptcy scrub for all Mortgage Loans prior to taking any collection actions thereon;

(n)	Purchaser or Purchaser's Servicer shall perform full file credit reporting for all Mortgage Loans for the period following the Servicing Transfer Date; and

(o)
Purchaser understands that with respect to each Mortgage Loan so identified on the Mortgage Loan Schedule attached to the related Pricing Letter, the related Mortgagor is a debtor in a state or federal bankruptcy or insolvency proceeding at the related Closing Date, and Purchaser agrees following the Servicing Transfer Date that Purchaser's Servicer is obligated to (i) prepare, execute and file transfers of claim with the applicable bankruptcy court for each such

Mortgage Loan in compliance with the United States Bankruptcy Code, Federal Rules of Bankruptcy Procedure and relevant local bankruptcy rule (ii) track any and all payments made by such Mortgagor and/or trustee in compliance with the United States Bankruptcy Code, Federal Rules of Bankruptcy Procedure and relevant local bankruptcy rule, (iii) prepare, execute and file payment change notices with the applicable bankruptcy court for each such Mortgage Loan for which a payment change is scheduled to occur within twenty two (22) days or more after the related Servicing Transfer Date in compliance with the United States Bankruptcy Code, Federal Rules of Bankruptcy Procedure and relevant local bankruptcy rule and (iv) ensure that any and all pending motions for relief filed by Seller are amended, in compliance with the United States Bankruptcy Code, Federal Rules of Bankruptcy Procedure and relevant local bankruptcy rule, to reflect that Purchaser is the movant. The ability of Purchaser or Purchaser's Servicer to file proofs of claim and motions for relief is predicated on receipt of applicable documents and post-petition payment histories from Seller. Further, Purchaser or Purchaser's Servicer shall be responsible for paying any outstanding attorneys' fees and/or costs with respect to any motion for relief where the court has not yet issued a final order as to the underlying motion as of the related Closing Date.
SECTION 7. Representations, Warranties and Covenants as to Individual Mortgage Loans.
As further material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of the related Closing Date with respect to each Mortgage Loan, that, to Seller's knowledge:

(a)
Title Insurance. Each Mortgage Loan is covered by a lender's mortgage title insurance policy or an attorney's opinion of title or such other generally acceptable form of policy or insurance. The originating mortgagee is the sole named insured of each such mortgage title insurance policy; the assignment to Purchaser of Seller's interest in each such mortgage title insurance policy does not require the consent of or notification to any insurer; and each such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement;

(b)
Lien Status. With respect to a Mortgage Loan, the related Mortgage, and with respect to a Cooperative Loan, the related Proprietary Lease and the Cooperative Shares, constitute a valid, existing and enforceable (subject to bankruptcy laws and general principles of equity) first lien and first priority security interest with respect to each Mortgage Loan on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording; (iii) zoning and other land use restrictions and ordinances, (iv) the related Mortgage and a prior mortgage to the extent specifically disclosed on the Mortgage Loan Schedule, (v) any state of facts an accurate survey might show, (vi) second mortgages and lines of credit on the Mortgage Properties to the extent specifically disclosed on the Mortgage Loan Schedule; and (vii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

(c)	HOEPA. Unless otherwise disclosed by Seller to Purchaser, none of the Mortgage Loans are subject to the provisions of the Home Ownership and Equity Protection Act of 1994, as amended;

(d)	Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is true and correct as of the Cut-off Date;

(e)
Litigation. Other than with respect to any foreclosure or eviction proceeding or as otherwise disclosed in the Mortgage Loan Schedule, there is no action, suit, proceeding or investigation pending or, to the best of Seller's knowledge, threatened with respect to any Mortgage Loan;

(f)
No Defenses. Neither the operation of any of the terms of the Mortgage Note and/or the Mortgage, nor the exercise of any right thereunder, will render the Mortgage unenforceable, in whole or in part, or subject the Mortgage to any right of rescission, reformation, set off, counterclaim or defense, including the defense of usury and no such right of rescission, reformation, set off, counterclaim or defense has been asserted with respect thereto. The Seller has not taken any action that would give rise to any such right of rescission, reformation, set off, counterclaim or defense, including the defense of usury with respect to the Mortgage;

(g)
Customary Provisions. The Mortgage contains customary and enforceable (subject to bankruptcy laws and general principles of equity) provisions with respect to mortgage loans similar to the Mortgage Loans such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

(h)
No Damage. With respect to any Performing Mortgage Loan, the related Mortgaged Property is free from damage or waste that would materially and adversely affect the value of such Mortgaged Property or the use for which the premises were intended; and

(i)
Servicemembers Civil Relief Act Except as indicated on the Mortgage Loan Schedule, the Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested by or allowed to the Mortgagor under the Service Members Civil Relief Act or any similar state or local law.

It is understood and agreed that the representations and warranties set forth in Sections 5 and 7 shall survive the sale and delivery of the Mortgage Loans to Purchaser for a period of six (6) months following the related Closing Date and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement or any examination or failure to examine any Mortgage File.
SECTION 8. Repurchase.
In the event Purchaser discovers that a breach of any representation or warranty contained in Sections 5 and/or 7 has occurred and such breach materially and adversely affects the value of the related Mortgage Loans and the interests of Purchaser in such Mortgage Loans (a “Breach”), Purchaser may demand by providing prompt written notice to Seller that Seller repurchase the affected Mortgage Loans from Purchaser. Such notice from Purchaser shall be accompanied by sufficient documentation to enable Seller to determine the validity of Purchaser's assertion. Notwithstanding the foregoing, Seller shall have ninety (90) days to cure any Breach. This cure period will commence upon the date of receipt by Seller of Purchaser's written notice to Seller of the related Breach. In the event a Breach is not cured within such ninety (90) day period, at Purchaser's option, the affected Mortgage Loan shall be repurchased by Seller; provided, however, that in no event shall Seller have any obligation to repurchase any Mortgage Loan sold to Purchaser hereunder if Purchaser does not provide notice of the related Breach within six (6) months following the related Closing Date.

With respect to any representations and warranties made by Seller (other than with respect to the representation and warranty set forth in Sections 5(d) and 7(e) herein), in the event that it is discovered that the circumstances with respect to the Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made “to Seller's knowledge,” there shall be a breach of such representation and Seller shall cure such breach or repurchase the affected Mortgage Loan as provided in this Section 8.
The repurchase price (the “Repurchase Price”) shall be equal to the product of (i) the unpaid principal balance of the affected Mortgage Loan as of the repurchase date and (ii) the applicable Purchase Price Percentage for the affected Mortgage Loan; provided, however, that in no circumstance shall the Repurchase Price exceed the Purchase Price paid for such affected Mortgage Loan.
Upon completion of such repurchase by Seller, Purchaser and Seller shall arrange for the reassignment of the repurchased Mortgage Loan to Seller and the delivery to Seller of any documents held by Purchaser or its custodian relating to the repurchased Mortgage Loan. In the case of any lien for which an assignment from Seller to Purchaser has been recorded prior to repurchase, Purchaser shall within five (5) business days of the repurchase provide an executed assignment from Purchaser to Seller.
It is understood and agreed that the obligations of Seller set forth in this Section 8 constitute the sole remedies available to Purchaser in respect to a breach of Seller's representations and warranties set forth in this Agreement. In no event shall Seller be liable for any additional damages, including, without limitation, consequential, punitive or exemplary damages, with respect to any such breach.
Section 9. Costs.
Each party will pay any commissions it has incurred and the fees of its own attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement. Seller shall be responsible for, and shall bear all fees and expenses related to (i) the recordation of assignments of Mortgage from Seller to Purchaser with respect to the Mortgage Loans and (ii) for Mortgage Loans registered on MERS, the transfer of ownership and servicing on the MERS system to Purchaser.

SECTION 10. Servicing.
Seller, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which Seller may deem necessary or desirable and consistent with the terms of this Agreement.
On the date or dates set forth in the related Confirmation upon which the actual transfer of servicing responsibilities for any Mortgage Loan being herein transferred from Seller to Purchaser or its designee (each such date, a “Servicing Transfer Date”), Seller shall transfer the servicing with respect to the Mortgage Loans to Purchaser in accordance with Exhibit E attached hereto, it being understood that Seller is servicing the Mortgage Loans on its own behalf as of the date of this Agreement and Seller will be the servicer of the Mortgage Loans on behalf of Purchaser on and after each applicable Servicing Transfer Date. The transfer of the servicing with respect to the Mortgage Loans shall be reflected on the books of Seller as a transfer to Purchaser on each Servicing Transfer Date.

SECTION 11. Survival of Agreement.

This Agreement includes provisions which the parties hereto intend will remain in effect after the closing of the transaction contemplated by this Agreement. Accordingly, this Agreement shall survive and remain in effect after the closing.
SECTION 12. Notices.
All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the address stated in the introduction to this Agreement or (ii) transmitted by facsimile transmission or by electronic mail with acknowledgment, to the appropriate party hereto at the facsimile number or the electronic mail address provided by the other party to this Agreement. Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt).
SECTION 13. Severability Clause.
Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.
SECTION 14. Counterparts.
For the purpose of facilitating the execution of this Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
SECTION 15. Place of Delivery and Governing Law.
This Agreement shall be deemed to have been made in the State of Florida. This Agreement shall be construed in accordance with the laws of the State of Florida and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. The parties hereby agree that all disputes arising hereunder shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the State of Florida, Palm Beach County. The parties hereby knowingly and voluntarily waive any right which either or both of them shall have to receive a trial by jury with respect to any claims, controversies or disputes which shall arise out of or relate to this Agreement or the subject matter hereof.

Accordingly, if either party or any of its respective agents or representatives breaches or threatens to breach any of the provisions of this Agreement, the non-breaching party shall be entitled, without prejudice, to seek all the rights, damages and remedies available to it, including an injunction (without any bond or other security being required therefor) restraining any breach of the provisions of this Agreement. UNDER NO CIRCUMSTANCES, HOWEVER, SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL,

INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHETHER IN CONTRACT, TORT, STATUTE OR UNDER ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.
SECTION 16. Further Assurances.
Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement. To the extent that Seller or its affiliates are servicing Mortgage Loans on behalf of Purchaser after each Closing Date, Seller shall cause Purchaser to meet its representations and warranties with respect to servicing set forth in Section 6(l), 6(n) and 6(o).
SECTION 17. Successors and Assigns; Assignment.
This Agreement shall inure to the benefit of, and be binding upon, Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. This Agreement may not be assigned by Purchaser or Seller without the other's written consent.
SECTION 18. Amendments.
Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by both Seller and Purchaser.
SECTION 19. Interpretation.
For all purposes of this Agreement, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement. Except as expressly otherwise provided herein or unless the context otherwise requires, for purposes of this Agreement the words “herein,” “hereto,” “hereof” and “hereunder” and other words of similar effect shall refer to this Agreement as a whole and not to any particular provisions.
SECTION 20. Intention of the Parties.
It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the Mortgage Loans and not a debt instrument of Seller or any other security. Accordingly, each party intends to treat the transaction for federal income tax purposes and each transaction shall be reflected on Seller's books and records, tax returns, balance sheet and other financial statements, as a sale by Seller, and a purchase by Purchaser, of the Mortgage Loans.
SECTION 21. Use of Seller's Name.
Purchaser shall not, without the express prior written consent of Seller: (a) except as may be necessary to comply with applicable law, use or permit the use by any person of Seller's or Seller's affiliates' names; (b) represent or imply that it is affiliated with, authorized by, or in any way related to Seller or Seller's affiliates; (c) institute any legal, collection or enforcement proceeding in the name of Seller or Seller's affiliates or continue to prosecute any pending legal, collection or enforcement proceeding in the name of Seller or Seller's affiliates; or (d) mislead, whether through misrepresentation or nondisclosure or otherwise, a Mortgagor or any other person as to the identity of the owner of the Mortgage Loans.
SECTION 22. Confidential Information.
The parties hereto shall keep confidential and shall not divulge to any party, without the other party's prior written consent, the price paid by Purchaser for the Mortgage Loans, except to the extent that it is appropriate for the related party to do so in working with legal counsel, auditors, taxing authorities and/or other governmental agencies. Each of the parties shall, with respect to all Mortgage Loans, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB”) and any applicable state and local privacy laws pursuant to the GLB for financial institutions and applicable state and local privacy laws.
SECTION 23. Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
SECTION 24. Exhibits.
The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
SECTION 25. Confirmation and Pricing Letter.
The terms and conditions set forth in the related Confirmation and the related Pricing Letter between Purchaser and Seller with respect to each Closing Date shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the related Confirmation, this Agreement shall control, unless the related Confirmation specifically references the conflict and states that such Confirmation shall control. In the event of any conflict between the terms of this Agreement or the related Confirmation and the related Pricing Letter, the related Pricing Letter shall control.

SECTION 26.Third Party Beneficiary.

Purchaser agrees that each Mortgagor with respect to a Mortgage Loan modified, or in the process of being modified, prior to the Servicing Transfer Date will be made an intended third party beneficiary of this Agreement, including without limitation the covenants, representations and warranties of Purchaser, relating to such modifications and entitled to all the rights and benefits as if such borrower was a direct party to this Agreement.  "In the process of being modified" shall include, without limitation, the offer of a modification by Seller to, or a request by, the borrower, to modify the related Mortgage Loan.

IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective authorized officers as of the date first above written.

OCWEN LOAN SERVICING, LLC,
Seller

By:    /s/ Kenneth Najour
Name: Kenneth Najour
Title: Treasurer and Secretary

ALTISOURCE RESIDENTIAL, L.P.,
Purchaser

By: Altisource Residential GP, LLC,
its general partner
By: Altisource Residential Corporation, the sole
member of the general partner

By:    /s/ Rachel M. Ridley
Name: Rachel M. Ridley
Title: Chief Financial Officer